Exhibit 10.77

SEPARATION AGREEMENT AND RELEASE

RECITALS

This Separation Agreement and Release (“Agreement”) is made by and between Arthur D. Chadwick (“Employee”) and Pinnacle Systems, Inc. (“Company”) (jointly referred to as the “Parties”):

WHEREAS, Employee was employed by the Company as its Senior Vice President, Finance and Administration and Chief Financial Officer;

WHEREAS, the Company and Employee entered into an Employee Proprietary Information Agreement dated August 31, 1994 (the “Confidentiality Agreement”);

WHEREAS, the Company and Employee have entered into certain written stock option agreement(s) to purchase common stock of the Company pursuant to the Company stock option plan (the stock option agreement(s) and stock option plan are collectively referred to as the “Stock Agreements”);

WHEREAS, the Company and Employee entered into an Amended and Restated Change of Control Severance Agreement dated May 11, 2004;

WHEREAS, Employee’s employment with the Company will terminate effective October 20, 2004 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising out of, or related to, Employee’s employment with, or separation from, the Company;

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

1. Resignation As of the Separation Date, Employee shall resign as an officer or director, as the case may be, of the Company and of all of the Company’s subsidiaries and affiliates.

2. Consideration.

(a) Cash Payment. The Company agrees to pay Employee the sum of two hundred seventy-five thousand dollars ($275,000), less applicable withholdings. The Company shall make this payment to Employee within two (2) days following the Effective Date of this Agreement.

(b) COBRA. Employee’s health insurance benefits will cease on October 31, 2004, subject to Employee’s right to continue his health insurance under COBRA. The Company shall reimburse Employee for the payments he makes for COBRA coverage for a period of six (6)

months beginning November 1, 2004 and concluding on April 30, 2005. Employee’s participation in all other benefits and incidents of employment (including, but not limited to, the accrual of vacation and paid time off, and the vesting of stock options) shall cease on the Separation Date.

3. Stock. The Parties agree that for purposes of determining the number of shares of the Company’s common stock, which Employee is entitled to purchase from the Company, pursuant to the exercise of outstanding options, the Employee will be considered to have vested only up to the Separation Date. Therefore, the stock options shall expire subject to the terms and conditions of the Stock Option Agreements.

4. Confidential Information. Employee shall continue to comply with the terms and conditions of the Confidentiality Agreement, and maintain the confidentiality of all of the Company’s confidential and proprietary information. Employee shall also return to the Company all of the Company’s property, including all confidential and proprietary information, and all documents and information that Employee obtained in connection with his employment with the Company, on or before the Effective Date of this Agreement.

5. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, housing allowances, relocation costs, interest, severance, stock, stock options, outplacement costs, fees, commissions and any and all other benefits and compensation due to Employee.

6. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the “Releasees”). Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and the other Releasees from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment with the Company, or the termination of that employment;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of, shares of Company stock, including, but not limited to, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the Family and Medical Leave Act; the Fair Credit Reporting Act; the California Family Rights Act; the California Fair Employment and Housing Act; and the California Labor Code;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h) any and all claims for attorney fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

7. Release of Claims by the Company. The Company agrees to and does hereby generally release and forever discharge Employee from any claims that the Company may possess against Employee arising from any omissions, acts or facts and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that have occurred up until and including the Effective Date of this Agreement. This release does not extend to any obligations incurred under this Agreement.

8. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that:

(a) he should consult with an attorney prior to executing this Agreement;

(b) he has up to twenty-one (21) days within which to consider this Agreement;

(c) he has seven (7) days following his execution of this Agreement to revoke this Agreement;

(d) this ADEA waiver shall not be effective until the revocation period has expired; and,

(e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

9. Civil Code Section 1542. Employee represents that he is not aware of any claims against any of the Releasees. Employee acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provide as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee, being aware of this code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

10. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

11. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any alleged right of employment or re-employment with the Company, its subsidiaries or related companies, or any successor.

12. Confidentiality. The Parties acknowledge that Employee’s agreement to keep the terms and conditions of this Agreement confidential was a material factor on which the Company relied in entering into this Agreement. Employee agrees to use his best efforts to maintain in confidence the contents and terms of this Agreement, including the consideration for this Agreement (hereinafter collectively referred to as “Settlement Information”). Employee agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity concerning any Settlement Information. Employee is permitted to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information. The Parties agree that if the Company proves that Employee breached this Confidentiality provision, the Company shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorney fees associated with the enforcement action, without regard to whether the Company can establish actual damages from Employee’s breach.

13. No Cooperation. Employee agrees that he will not act in any manner that might damage the business of the Company. The Parties acknowledge that Employee’s employment with any of the Company’s competitors shall not, in and of itself, constitute a breach of this provision. Employee further agrees that he will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or court order to the Company. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

14. Breach. Employee acknowledges and agrees that any breach of Section 7 (“Release of Claims”), Section 9 (“Civil Code Section 1542”), or Section 13 (“No Cooperation”) by Employee shall constitute a material breach of the Agreement and shall entitle the Company immediately to recover the severance payments and benefits provided in Section 2 hereof. This provision is not intended to render, and does not render, any other breach of this Agreement immaterial.

15. Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Company, or tortious interference with the contracts and relationships of the Company. All inquiries by potential future employers of Employee will be directed to the Human Resources. Upon inquiry, the Company will only state the following: Employee’s last position and dates of Employment, and any other information and/or documentation legally required to be disclosed.

16. Non-Solicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment at the Company.

17. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties, previously or in connection with this Agreement, shall be construed to be: (a) an admission of the truth or falsity of any claims made, or (b) an admission by either party of any fault or liability whatsoever to the other party or to any third party.

18. Costs. The Parties shall each bear their own costs, expert fees, attorney fees and other fees incurred in connection with the preparation of this Agreement.

19. Alternative Dispute Resolution.

(a) Mediation. The Parties agree that, in the event that any dispute arises out of, or relates to, the terms of this Agreement, their interpretation, and any of the matters herein released, the Parties shall mediate the dispute with a mediator who has been approved by both Parties (the “Mediation”). The Parties must proceed with Mediation within forty-five (45) days following one party’s receipt of a written notice from the other party of the existence of a dispute that arises out of, or relates to, the Agreement. The Parties shall split the fees of the Mediation. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the agreements incorporated herein by reference.

(b) Binding Arbitration. The Parties also agree that if they fail to settle their dispute through the mandatory Mediation set forth in Section 19 (a) above, then any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the agreements incorporated herein by reference.

20. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

21. Severability. In the event that any provision in this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

22. Entire Agreement. This Agreement, the Confidentiality Agreement, and the Stock Agreements represent the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersede and replace any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company.

23. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or their authorized representatives.

24. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice of law provisions.

25. Effective Date. This Agreement is effective after it has been signed by both parties and after eight (8) days have passed following the date Employee signed the Agreement (the “Effective Date”).

26. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

27. Voluntary Execution of Agreement. This Agreement is executed voluntarily and with the full intent of releasing all claims, and without any duress or undue influence by any of the Parties. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below.

Dated: October 15, 2004	By:	/s/ Scott E. Martin
Scott E. Martin
Senior Vice President, Human Resources and Legal

Dated: October 15, 2004	By:	/s/ Arthur D. Chadwick
Arthur D. Chadwick, an individual